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                                                                EXHIBIT 10(lxii)


                               PURCHASE AGREEMENT

                                     BETWEEN

                  THE ISOSCELES FUND, CEFEO INVESTMENTS LIMITED

                                       AND

                                  VIRAGEN, INC.

                           DATED AS OF MARCH 17, 1999

         This PURCHASE AGREEMENT (this "Agreement") is entered into as of the 17 day of March, 1999, by and between The Isosceles Fund, an entity organized and existing under the laws of the Commonwealth of the Bahamas, Cefeo Investments Limited, an entity organized and existing under the laws of Switzerland (together, the "Subscribers") and Viragen, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers as provided herein, and the Subscribers shall purchase, an aggregate of $2,000,000 principal amount of Redeemable Convertible Notes and Warrants (as defined below); and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) of and Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.1 "CLOSING MARKET PRICE" shall mean the average of the closing bid prices of the Company's Common Stock during the five consecutive trading days preceding the Initial Purchase Date.

         Section 1.2 "COMMON STOCK" shall mean the Company's common stock $.01 par value per share.

         Section 1.3 "CONDITION SATISFACTION DATE" See Section 8.2.

         Section 1.4 "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.5 "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registered Shares as set forth in Section 7.3(a).

         Section 1.6 "ENGAGEMENT PERIOD" shall having the meaning given in
Section 2.1(a).




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         Section 1.7 "EXCHANGE ACT" shall mean the Securities Exchange Act of
1934, as amended, and the regulations promulgated thereunder.

         Section 1.8 "INITIAL CLOSING" shall mean the closing of the purchase and sale of Notes and Warrants on the Initial Purchase Date.

         Section 1.9 "INITIAL PURCHASE DATE" shall mean the date of the original issuance of the Notes.

         Section 1.10 "INVESTMENT AMOUNT" shall mean the amounts to be paid by the Subscribers to the Company pursuant to Article II hereof.

         Section 1.11 "LEGEND" See Section 9.1.

         Section 1.12 "MATERIAL ADVERSE AFFECT" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

         Section 1.13 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.14 "NOTES" shall mean the amount of Redeemable Convertible Notes issued from time to time by the Company in an amount divisable by $25,000 with an interest rate of 8% per annum, and having substantially the terms and condition set forth in Exhibit A hereto.

         Section 1.15 "OUTSTANDING CAPITAL SHARES" shall mean, all issued and outstanding shares of the Company, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that "Outstanding Capital Shares" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.16 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.17 "PRE-PAYMENT DEADLINE" shall mean the sooner of the end of the applicable Registration Period or the Effective Date.

         Section 1.18 "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.19 "PROXY" shall mean the proxy to be filed with the SEC pursuant to Section 7.2(d).

         Section 1.20 "REGISTRATION PERIOD" shall mean 90 days after the Initial Purchase Date if there are no comments from the SEC or 105 days after the Initial Purchase Date if there are comments from the SEC.


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         Section 1.21 "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Common Stock underlying the Notes and the Warrants, entered into between the Company and the Subscribers as of the Subscription Date.

         Section 1.22 "REGULATION D" shall mean Regulation D under the Securities Act.

         Section 1.23 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.24 "SECTION 4(2)" shall mean Section 4(2) of the Securities Act.

         Section 1.25 "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.26 "SEC DOCUMENTS" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.27 "SUBSCRIPTION DATE" shall mean the date of this Agreement.

         Section 1.28 "TRADING DAY" shall mean any day during which the NASDAQ shall be open for business.

         Section 1.29 "WARRANTS" shall mean warrants to purchase Common Stock substantially in the form set forth in Exhibit B hereto.

         Section 1.30 "WARRANT AMOUNT" shall mean Common Stock equivalent to 30% of the Investment Amount divided by the applicable Closing Market Price.

                                   ARTICLE II
         PURCHASE AND SALE OF REDEEMABLE CONVERTIBLE NOTES AND WARRANTS

         Section 2.1 INVESTMENTS.

                   (a) Engagement Period. The Initial Closing shall occur prior to 5 pm, New York time, March 17, 1999. The Initial Closing shall be automatically extended for a reasonable period of time, if the Initial Closing is not consummated due to delays in the preparation of final documentation, such extensions not to exceed 3 business days.

                   (b) Initial Purchase. On the Initial Purchase Date, The Isosceles Fund shall purchase for $1,500,000 and Cefeo Investment Limited shall purchase for $500,000 an equivalent principal amount of Notes and Warrants in the Warrant Amount, in the manner set forth in Section 2.2.

         Section 2.2 CLOSING. On the Initial Closing Date, (i) the Company shall deliver into escrow the Notes and the Warrants, to be purchased by the Subscribers,



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registered in the name of the Subscribers, and (ii) the Subscribers shall deliver into escrow the principal amount of the Notes. In addition, on or prior to the Initial Closing Date each of the Company and the Subscribers shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Payment of funds to the Company and delivery of the certificates to the Subscribers shall occur out of escrow in accordance with the Escrow Agreement between the parties hereto and Chase Manhattan Bank & Trust Co. dated as of March 17, 1999 (the "Escrow Agreement") following (x) the Company's deposit into escrow of the certificates representing the Notes and Warrants and (y) the Subscribers' deposit into escrow of the relevant Investment Amount; PROVIDED, HOWEVER, that the amount of $500,000 from the Investment Amount shall be retained in escrow and released to the Company only upon both filing of the Proxy with the SEC by March 16, 1999 and filing of the Registration Statement in accordance with the Registration Rights Agreement and that if such conditions are not met, such amount shall be returned to the Subscribers proportionately to their Investment Amounts, and PROVIDED FURTHER that to the extent the Company has not paid the fees, expenses and disbursements of the Subscribers' counsel in accordance with Section 13.1, the amount of such fees, expenses and disbursements shall be paid from the escrow account in immediately available funds, at the direction of the Subscribers, to Subscribers' counsel with no reduction in the number of Notes or Warrants issuable to the Subscribers on such Closing Date.

         Section 2.3 TERMINATION OF INVESTMENT OBLIGATION. The obligation of the Subscribers to purchase Notes and Warrants shall terminate permanently in the event that (i) the Initial Closing does not occur before the end of the Engagement Period; (ii) the Registration Statement is not effective within 90 after the Initial Purchase Date if there are no comments from the SEC or 105 days after the Initial Purchase Date if there are comments from the SEC; (iii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 30 Trading Days, for any reason other than deferrals or suspension in accordance with Section 2.1(i) of the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act; or (iv) the Company shall at any time fail to comply with the requirements of Article VI hereof.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SUBSCRIBERS

Each Subscriber represents and warrants to the Company that:

         Section 3.1 INTENT. The Subscriber is entering into this Agreement for its own account and the Subscriber has no present arrangement (whether or not legally binding) to sell the Notes or Common Stock obtained upon conversion of Notes or exercise of the Warrants to or through any person or entity; provided, however, that by making the representations herein, the Subscriber does not agree to hold the Notes and Warrants for any minimum or other specific term and reserves the right to dispose of the Notes and Warrants at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 3.2 SOPHISTICATED INVESTOR. The Subscriber is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an Accredited Investor (as defined in Rule 501 of Regulation D), and Subscriber has such experience in business and financial matters that it is capable of evaluating




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the merits and risks of an investment in Common Stock. The Subscriber acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section 3.3 AUTHORITY. This Agreement has been duly authorized and validly executed and delivered by the Subscriber and is a valid and binding agreement of the Subscriber enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 3.4 NOT AN AFFILIATE. The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 405 promulgated under the Securities Act) of the Company.

         Section 3.5 ORGANIZATION AND STANDING. Subscriber is duly organized, validly existing, and in good standing under the laws of the Bahamas or Switzerland, as applicable.

         Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Subscriber, or, to the Subscriber's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Subscriber is a party or is subject, or by which Subscriber or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Subscriber to any third party, or (d) require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Subscriber is subject or to which any of its assets, operations or management may be subject.

         Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Subscriber has received all documents, records, books and other information pertaining to Subscriber's investment in the Company that have been requested by Subscriber. The Company is subject to the periodic reporting requirements of the Exchange Act, and Subscriber has reviewed or received copies of any such reports that have been requested by it.

                                   ARTICLE IV
                           CAPITAL RAISING LIMITATIONS

         Section 4.1 LIMITATIONS. The Company will not, until 90 days after the Pre-Payment Deadline (the "Limitation Period") offer for sale or sell any Common Stock (or any security convertible into, or exercisable or exchangeable for, Common Stock) without the written consent of the Subscribers. This restriction will terminate on the earlier of (i) redemption or Pre-Payment by the Company or
(ii) the end of the Limitation Period.

         Section 4.2 EXCEPTIONS. The provisions of this Article IV will not apply to;

         (a) the issuance of securities upon the exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof; or

         (b) underwritten public offerings; or




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         (c) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan or restricted stock option plan for the benefit of the Company's employees, directors or consultants; or

         (d) a loan from a commercial bank or an affiliate; or

         (e) any transaction involving the Company's issuance of securities (i) as consideration in a merger, or (ii) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (iii) as consideration for any acquisition; or

         (f) any equipment leasing financing facility.


                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Subscribers that:

         Section 5.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not have any subsidiaries. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section 5.2 AUTHORITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Escrow Agreement and the Registration Rights Agreement and to issue the Notes and Warrants; (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 5.3 CAPITALIZATION. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which 60,720,815 shares were issued and outstanding as of March 12. Except as disclosed in the financial statements of the Company included in the report on Form 10-Q for the fiscal quarter ended December 31, 1998, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and subject to no preemptive rights. As of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any





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of its Subsidiaries, or arrangements by which the Company or any of its
Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries except as set forth in the SEC Documents, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Notes, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof, the Company's By-laws, as in effect on the date hereof, and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

         Section 5.4 COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock except as set forth in the NASD's letter to the Company of December 16, 1998, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market.

         Section 5.5 SEC DOCUMENTS. The Company has delivered or made available to the Subscribers true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Subscribers any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 5.6 VALID ISSUANCES. The Notes, Warrants and Common Stock issuable upon the conversion of the Notes or exercise of the Warrants have been and will be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued, the shares of common stock underlying the Notes and Warrants will be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Notes and Warrants pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Purchased Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to



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subscribe to or acquire the Capital Shares or other securities of the Company.
The Notes and Warrants shall not subject the Subscribers to personal liability by reason of the ownership thereof.

         Section 5.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Notes and Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Notes or Warrants or Common Stock issuable upon the conversion of the Notes or exercise of the Warrants under the Securities Act.

         Section 5.8 CORPORATE DOCUMENTS. The Company has furnished or made available to the Subscribers true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof, and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

         Section 5.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Notes, Warrants, and Common Stock issuable upon the conversion of the Notes or redemption of the Warrants do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Notes, Warrants or Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market.

         Section 5.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, no Material Adverse Effect has occurred or exists with respect to the Company.

         Section 5.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's business since December 31, 1998 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.





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         Section 5.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since December 31,
1998, no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 5.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act. The Company has not engaged in any equity offerings or offerings of securities of the same class as the Notes and the Warrants in the 180 days preceding the date of this Agreement except the registration statement filed with the SEC and withdrawn prior to the Subscription Date pursuant to Section 7.2(b).

         Section 5.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or, to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

         Section 5.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Purchased Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section 5.16 NO MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to the Subscribers, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or
(ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

         Section 5.17 MANNER OF SALE. At no time was Subscribers presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         Section 5.18 ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Notes, or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Notes or exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         Section 5.19 PATENTS, COPYRIGHTS, ETC. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names





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and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of thc foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

         Section 5.20 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

         Section 5.21 TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

         Section 5.22 CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 5.23 DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

         Section 5.24 ACKNOWLEDGMENT REGARDING SUBSCRIBERS' PURCHASE. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Subscribers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Subscribers or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Subscriber's purchase of the Notes and Warrants hereunder. The Company further represents to the Subscribers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

         Section 5.25 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for those Finders set forth in the Escrow Agreement.

         Section 5.26 ENVIRONMENTAL MATTERS.

                  (i) There are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                  (iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

         Section 5.27 PERMITS: COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 1998, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

         Section 5.28 TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

         Section 5.29 INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such mounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         Section 5.30 INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 5.31 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         Section 5.32 SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (I.E., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year, assuming the Company received the financing necessary to sustain operations for the forthcoming financial year.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

         Section 6.2 REGISTRATION OF COMMON STOCK. The Company shall maintain the listing of the Common Stock (including the Common Stock issued upon conversion of the Notes or exercise of the Warrants) on a Principal Market, and as soon as possible but no later than 20 calendar days after the Closing Date, shall file a registration with the SEC on Form S-3 registering for resale the shares of the Company's Common Stock underlying the applicable Notes and Warrants and the Re-Set Shares (collectively, the "Registered Shares"), as described in the Registration Rights Agreement. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Registered Shares, and shall take such other action as is necessary or desirable in the opinion of the Subscribers to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take all action necessary to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 6.3 EXCHANGE ACT REGISTRATION. The Company shall cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 6.4 LEGENDS. The certificates evidencing the Registered Shares to be sold by the Subscribers pursuant to Section 2 shall be free of legends, except as set forth in Article IX.

         Section 6.5 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.6 ADDITIONAL SEC DOCUMENTS; OTHER DOCUMENTS. The Company will deliver to the Subscribers, and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC. The Company will further deliver copies of all press releases issued by the Company and all communications to shareholders to the Subscribers.

         Section 6.7 REGISTRATION STATEMENT. (a) The Company will immediately notify the Subscribers upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, or for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Subscribers any such supplement or amendment to the related prospectus.

         Section 6.8 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) (a) assumes by written instrument the obligation to deliver to the Subscribers such shares of Common Stock as the Subscribers are entitled to receive pursuant to this Agreement and (b) is an SEC-registered company whose common stock is listed on NASDAQ, AMEX or NYSE.

         Section 6.9 NOTES AND WARRANTS. The sale and issuance of the Notes and Warrants shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

         Section 6.10 RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Notes and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Notes or Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Notes and exercise of the Warrants without the consent of the Subscribers. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 300% of the number that is then actually issuable upon full conversion of the Notes and 150% of the number issuable upon exercise of the Warrants (based on the Conversion Price of the Notes or Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Notes and exercise of the Warrants (based on the Conversion Price of the Notes or Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 6.10, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

         Section 6.11 NO INTEGRATION. The Company shall not make any offers or sales of any other security under circumstances that would require registration of the offer and sale of Notes and Warrants under the Securities Act or cause such offering to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

         Section 6.12 LEGAL OPINION ON SUBSCRIPTION DATE. The Company's independent counsel shall deliver to the Subscribers on the Subscription Date an opinion substantially in the form of Exhibit C.

                                   ARTICLE VII
        CONDITIONS TO CLOSING; CONDITIONS TO DELIVERY OF PURCHASE NOTICES

         Section 7.1 SUBSCRIBER CONDITIONS APPLICABLE TO INITIAL CLOSING. The obligation hereunder of the Company to issue and sell the Notes and Warrants to each Subscriber incident to the Initial Closing is subject to the satisfaction, at or before such closing, of each of the conditions set forth below.

                   (a) Accuracy of the Subscriber's Representation and Warranties. The representations and warranties of each Subscriber shall be true and correct in all material respects as of the date of this Agreement and as of the date of the closing as though made at each such time.

                   (b) Performance by the Subscriber. The Subscriber shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to closing.

         Section 7.2 COMPANY CONDITIONS TO INITIAL CLOSING. In addition to the conditions set forth in Section 7.1, the Initial Closing shall be subject to the satisfaction, at or before the Initial Closing, the conditions set forth below.

                   (a) The Company and the Subscribers shall have mutually agreed on definitive documentation.

                   (b) The Company shall have withdrawn from the SEC registration statement No. 333-65119 and suspended the transaction to which such registration statement relates prior to the Initial Closing Date.

                   (c) The Company shall, prior to the Initial Closing Date, disclose to the Subscribers the amount outstanding under its Series H and I Preferred Stock and take such action with respect thereto as may be agreed between the Company and the Subscribers.

                   (d) The Company shall prepare for shareholder approval a proxy to be filed with the SEC no later than March 16, 1999 authorizing a reverse stock split of at least 4:1 (provided that the foregoing shall not be required in the event that the requirements of the NASD in its letter to the Company dated December 16, 1998 are met or withdrawn).

                   (e) Senior management of the Company and other shareholders, constituting approximately 15% or more of the holders of the Company's voting shares, shall have executed a letter agreeing to vote in favor of the Proxy.

                   (f) The Subscribers shall have received an opinion from the Company's counsel in the form set out as Exhibit C hereto.

                   (g) The Subscribers shall have received a Certificate in the form of Exhibit D hereto.

                   (h) The Company shall have notified the transfer agent of the terms of this agreement, including each Conversion Date, Re-Set Date and the deadline for filing of the Registration Statement and the Effective Date. The Company shall instruct the transfer agent to issue the respective common stock certificates without restrictive legend in the name of the Subscribers or such persons as may be designated by the Subscribers representing the number of shares of the Issuer's common stock issuable upon each respective Conversion Date, Re-Set Date and Warrant Exercise Date, as applicable, and deliver such shares to escrow within three trading days of the respective Conversion Date, Re-Set Date and Warrant Exercise Date. The Issuer represents that instructions to impose a "stop transfer" will be given to the transfer agent with respect to the share certificates until the Effective Date and that thereafter the Issuer's common stock shall otherwise be freely transferable on the books and records of the Issuer. Prior to the Purchase Date the Issuer will cause the transfer agent to execute and acknowledge in writing to the Subscribers an irrevocable consent to the foregoing (the "Transfer Agent Consent") in the form set out in Exhibit E hereto. To the extent set forth in the terms of the Note, delivery shall be electronically and the Company shall so instruct the transfer agent.


                                  ARTICLE VIII
         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

         Section 8.1 DUE DILIGENCE REVIEW. The Company shall make available for inspection and review by the Subscribers, advisors to and representatives of the Subscribers (who may or may not be affiliated with the Subscribers and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Subscribers pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Subscribers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Subscribers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2 NON-DISCLOSURE OF NON-PUBLIC INFORMATION. Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the

Subscribers, advisors to or representatives of the Subscribers unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Subscribers, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review.



                                   ARTICLE IX
                                     LEGENDS

         Section 9.1 LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PURCHASE AGREEMENT BETWEEN VIRAGEN, INC. AND ISOSCELES FUND DATED MARCH __, 1999. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

         Section 9.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 10.1 has been or shall be placed on the certificates representing the Notes and Warrants and no instructions or stop transfer orders, or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

         Section 9.3 REMOVAL OF LEGEND. Pursuant to the Registration Rights Agreement, the legend specified in Section 9.1 shall be removed from all shares sold in registered transactions pursuant to the Registration Statement.

         Section 9.4 SUBSCRIBERS' COMPLIANCE. Nothing in this Article IX shall affect in any way the Subscribers' obligations under any agreement to comply with all applicable securities laws upon resale.

                                    ARTICLE X
                                  CHOICE OF LAW

         Section 10.1 CHOICE OF LAW. This Agreement shall be construed under the laws of the State of New York.



                                   ARTICLE XI
                             ASSIGNMENT; TERMINATION

         Section 11.1 ASSIGNMENT. Neither this Agreement nor any rights of the Subscribers or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Subscribers hereunder with respect to the Common Stock held by such person, and (b) the Subscribers' interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Subscribers) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

         Section 11.2 TERMINATION. This Agreement shall terminate at the end of the Effective Period if the Initial Closing has not occurred; provided, however, that the provisions of Articles V, VI, XII and XIII shall survive the termination of this Agreement.

                                   ARTICLE XII
                            NOTICES; INDEMNIFICATION

         Section 12.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

         If to Viragen, Inc.:

                  Dennis W. Healey
                  Chief Financial Officer
                  Viragen, Inc.
                  865 SW 78th Avenue, Suite 100
                  Plantation, Florida  33324-3212
                  Telephone: (954) 233-8746
                  Facsimile: (954) 233-1416
         with a copy to (which communication shall not constitute notice):

                  James Schneider, Esq.
                  Atlas, Perlman, Trop & Borksoon
                  200  East Las Olas Boulevard
                  Suite 1900
                  Fort Lauderdale, Florida 33301

                  Telephone:  (954) 763-1200
                  Facsimile:  (954) 766-7800

         If to Isosceles:

                  The Isosceles Fund Limited
                  c/o Citco Fund Services Ltd.
                  Bahamas Financial Centre, 3rd Floor
                  Shirley & Charlotte Street
                  P.O. Box CB 13136
                  Nassau, Bahamas
                  Attention Ruth Beneby
                  Telephone:  (242) 356-5928
                  Facsimile:  (242) 356-0221

         with copies to (which communication shall not constitute notice):

                  Mohammed Manzur
                  c/o Manzur Associates, Ltd.
                  Witan Court, 270 Witan Gate West
                  Milton Keynes, MK9 1EJ
                  United Kingdom
                  Telephone: 011-44-1908-231-007
                  Facsimile: 011-44-1908-231-006

                  Sara Hanks, Esq.
                  Rogers & Wells
                  200 Park Avenue
                  New York, NY 10166
                  Telephone: (212) 878-8014
                  Facsimile: (212) 878-8375

         If to Cefeo:

                  Cefeo Investments Limited
                  Via Genevra 2
                  6901 Lugano
                  Switzerland
                  Attention Rolf Marthaler
                  Telephone:  + 41 91 913 4560
                  Facsimile:  + 41 91 913 4502

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 13.1 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.

         Section 12.2 INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Subscriber, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Subscriber, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement.

         Section 12.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 13.2 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section
                  13.2 (an "Indemnified Party") might seek indemnity under
                  Section 13.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Subscriber or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of
                  Section 13.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending 30 calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 12.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                            (i) If the Indemnifying Party notifies the
                            Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 13.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 13.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause
                            (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
                            Section 12.2 with respect to such Third Party Claim.

                            (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 13.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause
                            (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause
                            (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the

                            Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                            (iii) If the Indemnifying Party notifies the
                            Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 13.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 13.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 13.3.

                  (b) In the event any Indemnified Party should have a claim under Section 13.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under
                  Section 13.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 13.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 13.3.

                  (c) Any dispute under this Agreement (including, without limitation, in connection with this Section 13.3) or the Registration Rights Agreement shall be submitted to arbitration and shall be finally and conclusively determined by the decision of a single arbitrator who shall have experience in civil litigation involving interpretation of stock purchase agreements (the "Arbitrator"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, 201-208 and judgment upon the award rendered by the Arbitrator may be entered by any United States federal or state court in and of the State of New York, to the non-exclusive jurisdiction of which each of the parties hereto irrevocably submits. The parties agree to cooperate and use their reasonable best efforts to cause the Arbitrator render a decision in any dispute within 30 days following the commencement of proceedings with respect thereto and, to the extent practicable, the decision of the Arbitrator shall be rendered no more than 30 calendar days following such commencement. The Arbitrator shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party within 3 business days following such decision. Any decision made by the Arbitrator (either prior to or after the expiration of such 30 calendar-day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and shall be entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Arbitrator shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Arbitrator to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.1 FEES AND EXPENSES. The Company will be responsible for all legal fees, travel, due diligence, escrow and other costs incurred in connection with the transaction up to a maximum amount of $30,000.

         Section 13.2 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

         Section 13.3 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof, including, without limitation, the term sheet dated executed by the Company, The Isosceles Fund Limited and the Finder on February 11, 1999 and the amendment thereto executed on March 10, 1999. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

         Section 13.4 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 13.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 13.6 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Subscribers and the Company shall be required to employ any other reporting entity.

         Section 13.7 RIGHT OF FIRST REFUSAL. For a period of 360 days following the Purchase Date, The Isosceles Fund Limited shall have a right of first refusal, exercisable within 10 business days of notice, with respect to participating in any equity financing proposed by the Company (except the transactions set out in Section 4.2).

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                            THE ISOSCELES FUND


                            By:
                               ----------------------------------------
                                 Name:
                                 Title:

                            CEFEO INVESTMENTS LIMITED


                            By:
                               ----------------------------------------
                                 Name:
                                 Title:

                            VIRAGEN, INC.


                            By:
                               ----------------------------------------
                                 Dennis W. Healy
                                 Exec. VP/CFO/Treas./Secy

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

         1. The Company is duly organized and validly existing under the laws of the state of Delaware and has requisite power and authority to enter into the Purchase Agreement, the Registration Rights Agreement, the Notes, the Warrants and the Escrow Agreement (the "Agreements"); the execution and delivery of the Agreements and the consummation by the Company of the transactions contemplated thereby are duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or Shareholders is required; and the Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         2. The Shares of Common Stock to be received upon exercise of the Warrants or conversion of the Notes or issuance of the Re-Set Shares are validly issued and outstanding, fully paid and non-assessable and subject to no preemptive rights.

         3. The number of authorized shares of the Company (75,000,000) will be unaffected by a reverse stock split.

         4. The sale of the Notes and the Warrants and the conversion or exercise thereof is not required to be registered under the Securities Act of 1933.

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                  VIRAGEN, INC.

         The undersigned hereby certifies, with respect to the Notes and Warrants of Viragen, Inc. (the "Company") issuable pursuant to the Purchase Agreement, dated March __, 1999, by and between the Company and the Isosceles Fund (the "Agreement"), as follows:

         The undersigned is the duly elected Executive Vice President and Chief Financial Officer of the Company.

         The representations and warranties of the Company set forth in Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

         The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date pursuant to the Agreement and has complied in all material respects with all obligations and conditions contained in Article VI of the Agreement.

         The undersigned has executed this Certificate this ____ day of ________, 199_.

                                    ------------------------------------
                                    Dennis W. Healey
                                    Executive Vice President
                                      and Chief Financial Officer

                                    EXHIBIT E

                         FORM OF TRANSFER AGENT CONSENT